UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2024

Vistagen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94080
(Address of principal executive offices)

(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 4.01 Change in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On July 8, 2024, following the completion of a competitive selection process conducted by the Audit Committee of the Board of Directors (the “Audit Committee”) of Vistagen Therapeutics, Inc. (the “Company”) to determine the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025, the Company selected KPMG LLP (“KPMG”) to serve as the Company’s new independent registered public accounting firm, effective as of such date, and notified WithumSmith+Brown, PC (“Withum”) of its dismissal as the Company’s independent registered public accounting firm effective as of that date.

Withum’s reports on the Company’s consolidated financial statements for each of the Company’s fiscal years ended March 31, 2024 and March 31, 2023 did not contain any adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that Withum’s audit report for the fiscal year ended March 31, 2023 included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 and filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2023, contained an explanatory paragraph disclosing uncertainty regarding the Company's ability to continue as a going concern. Withum’s audit report for the Company’s fiscal year ended March 31, 2024 and filed with the SEC on June 11, 2024, did not contain such explanatory paragraph.

During each of the Company’s fiscal years ended March 31, 2024 and March 31, 2023, and the subsequent interim periods through the date of dismissal, there were no “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements for such fiscal years. There were no “reportable events”, as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions, during either of the Company’s fiscal years ended March 31, 2024 and March 31, 2023, and the subsequent interim periods through the date of dismissal.

The Company provided Withum with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that Withum furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Withum’s letter, dated July 10, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On July 8, 2024, upon approval by the Audit Committee, the Company engaged KPMG, effective as of such date, to serve as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending March 31, 2025.

During each of the Company’s fiscal years ended March 31, 2024 and March 31, 2023, and the subsequent interim period through July 8, 2024, neither the Company nor anyone acting on its behalf has consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report, nor oral advice, was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

16.1	Letter from WithumSmith+Brown, PC, dated July 10, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistagen Therapeutics, Inc.

Date: July 12, 2024	By:	/s/ Cynthia L. Anderson
Cynthia L. Anderson, CPA Chief Financial Officer